Exhibit (a)(1)(C)

ELECTION OF ELIGIBLE OPTIONS TO EXCHANGE

SOCKET MOBILE, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR
NEW STOCK OPTIONS

ELECTION FORM

THE OFFER EXPIRES AT 5 P.M., PACIFIC TIME, ON JULY 1, 2010, UNLESS THE OFFER IS EXTENDED

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this Offer, including:

(1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (referred to as the "Offer to Exchange" or the "Offer");

(2) this Election Form;

(3) the Instructions Forming Part of the Terms and Conditions of the Offer (the "Instructions"), included as Appendix 1 of this Election Form; and

(4) the Agreement to Terms of Election ("Election Agreement"), included as Appendix 2 of this Election Form before completing and signing this form.

The Offer is subject to the terms of these documents. The Offer provides Eligible Participants who hold Eligible Options the opportunity to exchange these options for New Options as set forth in the section "THE OFFER" in the Offer to Exchange. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange.

This Offer expires at 5:00 p.m., Pacific Time, on July 1, 2010, unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM. The New Options will be unvested as of the New Option Grant Date and will be subject to a new vesting schedule based on the remaining vesting period of each of your Exchanged Options, regardless of whether your Exchanged Options were wholly or partially vested. If an Exchanged Option is fully vested on the Cancellation Date, the New Option will be subject to an additional twenty-four (24) months of vesting. If an Exchanged Option is not fully vested as of the Cancellation Date, the New Option will be subject to an additional number of months of vesting equal to the longer of (x) two (2) years from the New Option Grant Date and (y) the period commencing on the New Option Grant Date and ending on the date one (1) year after the original vesting completion date of the Exchanged Option. If an Exchanged Option is fully vested on the Cancellation Date, or your New Option is subject to the additional number of months of vesting pursuant to (x) above, then your New Option will vest in equal monthly installments on the same day of each month as the New Option Grant Date, subject to your continued service to Socket Mobile through each relevant vesting date. If an Exchanged Option is not fully vested on the Cancellation Date and the New Option is subject to the additional number of months of vesting pursuant to (y) above, then the New Option will vest on the same day of each month as the original vesting completion date, subject to your continued service to Socket Mobile through each relevant vesting date. As a result, if your service with us terminates (for any reason or no reason) before your New Options are fully vested, the unvested portion of your New Options will expire, and you will not be able to exercise that portion of your New Options.

Please note that you may change or withdraw your election by delivering a new properly completed and signed Election Form prior to the Expiration Date, which will be 5:00 p.m., Pacific Time, on July 1, 2010, unless we extend the Offer. The last valid election in place prior to the expiration of the Offer shall control.

BY YOUR SIGNATURE AND DELIVERY OF THIS ELECTION FORM, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS AND CONFIRM THAT YOU HAVE READ AND AGREED TO THE AGREEMENT TO THE TERMS OF ELECTION ATTACHED HERETO.

Your Eligible Options are listed below. If you wish to participate in the Offer, please check the "Yes" box in the "Exchange Eligible Option" column. Please note that if the "No" box is checked under the "Exchange Eligible Option" column, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

Original Grant Date	Number of Option Shares Outstanding	Exercise Price Per Share	Shares Subject to Eligible Options	Shares Subject to New Options to Be issued on Exchange	Exchange Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option
[ ] Yes, exchange Eligible Option [ ] No, retain Eligible Option

[Signature Page Follows]

_______________________________________
(Signature of Optionee or Authorized Signatory)

_______________________________________
(Optionee's Name, please print in full)

Date: _______________ _______, 2010

Address:

_______________________________________

_______________________________________

_______________________________________

Email address: ____________________________

DELIVERY INSTRUCTIONS

FAX OR HAND DELIVER THIS ENTIRE ELECTION FORM TO DAVID W. DUNLAP NO LATER THAN 5:00 P.M., PACIFIC TIME, ON JULY 1, 2010.

(Fax to (510) 933-3104)

DELIVERY OF YOUR ELECTION FORM OTHER THAN VIA FACSIMILE OR HAND DELIVERY, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

[SIGNATURE PAGE TO ELECTION FORM]

APPENDIX 1

SOCKET MOBILE, INC.

INSTRUCTIONS FORMING PART OF THE
TERMS AND CONDITIONS OF THE OFFER

1. Definitions. All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated June 3, 2010 (the "Offer to Exchange").

2. Delivery of Election Form. A properly completed and duly executed Election Form must be received by Socket Mobile via facsimile or by hand delivery by 5:00 p.m. Pacific Time on July 1, 2010 (unless the Offer is extended) to:

David W. Dunlap
Socket Mobile, Inc.
39700 Eureka Drive
Newark, California 94550
Fax: (510) 933-3104

We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form from you before the expiration of the Offer, we will not accept your Eligible Options for exchange, and such Eligible Options will remain outstanding in accordance with their terms. In all cases, you should allow sufficient time to ensure timely delivery. Only documents that are complete, signed and actually received by Mr. Dunlap by the deadline will be accepted. Submitting documents by any other means, including by interoffice or U.S. mail (or other post) and by Federal Express (or similar delivery service) is not permitted.

Socket Mobile intends to confirm the receipt of your Election Form by e mail within two (2) U.S. business days of receipt of your Election Form. If you have not received an e mail, we recommend that you confirm that we have received your Election Form by e-mailing (dave@socketmobile.com) or calling Mr. David Dunlap at (510) 933-3035.

You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the Expiration Date, which is expected to be July 1, 2010, at 5:00 p.m. Pacific Time, unless the Offer is extended. If we extend the Expiration Date, you may submit a new Election Form with respect to some or all of your Eligible Options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 5:00 p.m. Pacific Time on July 1, 2010 (unless we extend the Offer).

To validly change or withdraw your election, you must properly complete and deliver a new Election Form to David Dunlap (fax and address above) at Socket Mobile via facsimile or by hand delivery by 5:00 p.m. Pacific Time on July 1, 2010 (unless the Offer is extended).

You should make a copy of your new, completed Election Form and keep those documents with your other records with respect to the Offer.

While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your Eligible Options pursuant to the Offer, then you will retain the Eligible Options under their original terms.

3. Exchange. If you intend to exchange your Eligible Options pursuant to the Offer, you must properly complete and deliver a duly executed and dated Election Form.

4. Signatures on This Election Form. If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name of the option holder. If your name has been legally changed since your option was issued, please submit proof of the legal name change.

If this election form is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Socket Mobile of the authority of that person to act in that capacity must be submitted with this Election Form.

5. Requests for Assistance or Additional Copies. Any questions concerning this Offer and any requests for additional copies of the Offer documents or this Election Form may be directed to David Dunlap, our Chief Financial Officer, at (510) 933-3035 or dave@socketmobile.com. Copies will be furnished promptly at Socket Mobile's expense.

6. Reservation of Rights. Socket Mobile reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any Eligible Options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to make or withdraw elections with respect to Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, e mail or other form of communication no later than 6:00 a.m., Pacific Time, on the day of the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date, to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.

7. Important Tax Information. You should refer to Section 14 of the Offer to Exchange, which contains material U.S. federal income tax information concerning the Offer. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the U.S. federal, state, local and any non-U.S. tax or other legal consequences of participating or not participating in the Offer.

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE, A VALID, COMPLETED AND
SIGNED ELECTION FORM MUST BE RECEIVED BY DAVID DUNLAP AT SOCKET MOBILE
BY 5:00 P.M. PACIFIC TIME ON JULY 1, 2010 (UNLESS WE EXTEND THE OFFER).

APPENDIX 2

SOCKET MOBILE, INC.

AGREEMENT TO TERMS OF ELECTION

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFERING DOCUMENTS.

All terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated June 3, 2010 (the "Offer to Exchange").

By electing to exchange my Eligible Options, I understand and agree to all of the following:

1. I hereby agree to exchange my Eligible Options for New Options as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offer to Exchange, dated June 3, 2010, of which I hereby acknowledge receipt. This Offer will remain open until 5:00 p.m. on July 1, 2010 unless extended. Each Eligible Option indicated on the Election Form is expected to be cancelled on July 1, 2010 or, if the Offer is extended, on a new date that will be set when the Offer is extended. The New Options will be granted to me on the same date my Eligible Options are cancelled, expected to be July 1, 2010 in accordance with the terms of the Offer or, if the Offer is extended, on the same date as the new Cancellation Date. The exercise price of the New Options will be the closing price of Socket Mobile's common stock as reported on the NASDAQ stock exchange on the New Option Grant Date.

2. The Offer is currently set to expire at 5:00 p.m. Pacific Time on July 1, 2010, unless Socket Mobile in its discretion, extends the period of time during which the Offer will remain open.

3. If I cease to be employed by Socket Mobile before New Options are granted in exchange for my Eligible Options, I will not receive any New Options. Instead, I will keep my Eligible Options, and they will continue in accordance with their terms (including remaining exercisable through any applicable post-termination exercise period).

4. Until July 1, 2010, I will have the right to amend the elections that I have made with respect to some or all of my Eligible Options that I elected to exchange, including withdrawing all my tendered Eligible Options from the Offer. However, after that date I will have no ability to amend my election, unless the Offer is extended. The only exception is that if Socket Mobile has not accepted my options by July 27, 2010, I may withdraw my options at any time thereafter. The last properly submitted election prior to the expiration of the Offer shall be binding.

5. The tender of some or all of my Eligible Options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by Socket Mobile of my Eligible Options for exchange pursuant to the Offer will constitute a binding agreement between Socket Mobile and me to the terms and conditions of the Offer.

6. I am the registered holder of the Eligible Options that I have tendered, and my name and other information appearing on the Election Form are true and correct.

7. I am not required to tender any of my Eligible Options pursuant to the Offer.

8. Socket Mobile and/or any independent firms hired with respect to the Offer cannot give me legal, tax or investment advice with respect to the Offer, and I have been advised to consult with my own legal, tax and investment advisors as to the consequences of participating in the Offer.

9. Under certain circumstances set forth in the Offer to Exchange, Socket Mobile may terminate or amend the Offer and postpone its acceptance of the Eligible Options I have elected to exchange. Should the Eligible Options I have tendered not be accepted for exchange, such options will continue to be governed by their original terms and conditions.

10. I understand that, if I do not clearly mark the box electing to exchange each of my Eligible Options on the Election Form, such options will not be exchanged.

I understand that neither Socket Mobile nor the Board of Directors of Socket Mobile is making any recommendation as to whether I should accept or refrain from accepting the Offer, and that I must make my own decision whether to tender my Eligible Options, taking into account my own personal circumstances and preferences. I understand that the New Options when granted will be unvested and will vest monthly over a time period of at least 24 months (or longer, as described in the Offer). I understand that I cannot exercise my New Options until they vest. Should my employment with Socket Mobile terminate for any reason or no reason before my New Options vest, I understand that the unvested portion of my New Options will terminate, and I will not be able to exercise that portion of my New Options. I further understand that past and current market prices of Socket Mobile common stock may provide little or no basis for predicting what the market price of Socket Mobile common stock will be when Socket Mobile grants me New Options in exchange for my tendered Eligible Options or at any other time in the future.

Please read the Offer to Exchange; the Instructions; the Election Form; and the Agreement to Terms of Election.